Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC.
PROVIDES UPDATE ON Q2 2020 PERFORMANCE TO DATE
Scottsdale, Arizona (June 1, 2020) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) provided an interim update on its business operations through May 31, 2020.
HTA Portfolio Composition
Our tenants primarily consist of health systems, universities, physicians, and healthcare service providers, such as imaging companies, surgery center operators, and pharmacies, of various size and complexity. As of March 31, 2020, our tenants consisted of (i) Health Systems / Universities – 60% of annualized base rent ("ABR"); (ii) National / Large Regional Healthcare Providers and Companies – 13%; and (iii) Local Healthcare Providers – 27%. In addition, approximately 62% of our tenants, by ABR, are credit rated, with approximately 47% coming from investment grade rated tenants.
Buildings & Tenant Activity
HTA internally manages approximately 98% of our portfolio, giving us direct access to our properties and tenants. To date:
•All of our properties continue to remain open and operational.
•Our property managers have reported increasing levels of patient traffic and activity at our buildings in all markets, although markets in the South and Midwest are reporting more activity than those in the Northeast or West Coast. Approximately 96% of our clinical tenants are now open and seeing patients. This is up from 85% as of the end of April.
•All of our markets have now announced plans to allow non-essential and elective surgeries in the near future. As of today, over 94% of our tenants are able to schedule and perform non-essential procedures.
•To accommodate increased patient flow and longer requested building hours, we have increased our level of janitorial cleanings and on-site building maintenance staff. We have also added increased signage regarding personal hygiene and are providing higher levels of sanitation products in the building common areas.
Leasing & Occupancy
We continue to see steady occupancy levels and leasing activity in our portfolio, highlighted by:
•Occupancy – Our total portfolio occupancy as of the end of May was 89.9%, which was flat from the end of March.
•Leasing – Our leasing activity continues to remain steady, with most tenants focused on renewing in place while they work through the re-opening of their practices and seeing patients. In April and May, we signed over 685,000 square feet of leases, which includes approximately 48,000 square feet of new leasing and approximately 637,000 square feet of renewal leasing. Of this, approximately 450,000 square feet of renewals were from tenants whose leases expire beyond 2020. We currently anticipate early renewals could total up to one (1) million square feet of GLA over the next 90 days. These early renewals lock in tenants at existing rates, with minimal amounts of concessions outside standard free rent arrangements. As a result of these early renewals, we currently anticipate having between $2.5 million and $5.0 million of incremental free rent provided to tenants spread between Q2 and Q3. While these are earnings neutral, it will reduce our cash NOI which is reported in same store growth.
Cash Flows & Rent Deferrals
•Rent Collections: In April and May, we collected approximately 96% of the total amount of recurring monthly rents that are contractually due and owed. This includes collecting approximately 94% for May. In May, we also collected additional cash that totals an additional 5% of monthly contractual rents related to prior months or direct billings.
•Rent Deferrals: The number of rent deferral requests we have received has slowed significantly over the last month. We now expect that our total rent deferrals will not exceed 10% of one quarter's contractual rent, or more than $18 million in total. These deferrals are being made to a mix of local physician groups, national health care providers, and health systems. The majority of deferrals will be taken between May and July, and have repayment periods between 6 and 12 months starting at the end of 3Q. Larger tenants generally must repay deferred rents by year-end. It should be noted that a number of tenants who were granted deferrals elected to pay May rents and potentially extend their deferral period by 1 month.

Balance Sheet and Capital Markets
•Balance Sheet: HTA ended Q1 2020 with total leverage of (i) 33.7%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.6x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Including the impact of the unsettled forward equity, leverage would be 30.3% and 5.1x, respectively, using the definitions from above.

•HTA ended Q1 with total liquidity of $1.1 billion, inclusive of $595.0 million available on our unsecured revolving credit facility, $277.5 million of unsettled equity sold under forward agreements, and $216.5 million of cash and cash equivalents. HTA continues to have very limited near term debt maturities, with less than $7 million obligated before our revolving credit facility matures in June of 2022.
•Post Quarter Activity: Following quarter end, we drew down the remaining $595 million on our credit facility, increasing our pro forma cash position to almost $800 million. We have since repaid $505 million of borrowing on the credit facility and ended May with total liquidity of $1.04 billion, consisting of approximately $257 million of cash, revolving credit facility availability of approximately $506 million, and forward equity of approximately $278 million.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of MOBs in the United States, comprising approximately 24.9 million square feet of GLA, with $7.3 billion invested primarily in MOBs as of March 31, 2020. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; and pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic, and potential material adverse effect these may have on our business, results of operations, cash flows and financial condition. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our 2019 Annual Report on Form 10-K and in our filings with the SEC.